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                                                                    Exhibit 99.2


                                                  Suite 1500 Maritime Life Tower
                                                  P.O. Box 114 T D Centre
                                                  Toronto, Ontario M5K 1G8
                                                  Tel  (416) 367-7967
                                                  Fax  (416) 367-7943

November 22, 2002

Cabletel Communications Corp.
230 TRAVAIL ROAD
MARKHAM, ONTARIO
L3S 3J1

By Fax: (905) 475 9571 (3 pages)

ATTN: MR. RON EILATH, C.A., C.P.A. (EVP AND CFO)

Dear Sirs:

             RE: AMENDMENT #1 TO CREDIT AGREEMENT DATED MAY 13, 2002

LaSalle Business Credit, a division of ABN AMRO Bank N.V., Canada Branch ("LaSalle") wishes to advise of the following amendments to the Credit Agreement between Cabletel Communications Corp. and LaSalle, dated May 13, 2002 (the "Credit Agreement").

1. Paragraph (xv) of the definition of "Eligible Account" in Section 1(a) of the Credit Agreement is deleted and replaced with the following:

     (xv) it is not an Account which, when added to a particular Account Debtor's other indebtedness to the Borrower or the Guarantor, exceeds (A) in the case of Rogers Cable Inc., Shaw Communications Inc., Cogeco Cable Inc., Videotron Ltee/Le Group Videotron Ltee and Persona Inc., twenty percent (20%); (B) in the case of Bragg Communications Inc., thirty percent (30%); and (C) in the case of any other Account Debtor, ten percent (10%), of the aggregate of the Borrower's and the Guarantor's Accounts, provided that Accounts excluded from Eligible Accounts solely by reason of this SUBPARAGRAPH (XV) shall be Eligible Accounts to the extent of such limit; and

2. In the definition of "Eligible Account" in Section 1(a) of the Credit Agreement, paragraph (xvi) is renumbered as (xvii)

3. The following paragraph (xvi) is inserted, in the applicable order, in the definition of "Eligible Account" in Section 1(a) of the Credit Agreement:
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     (xvi)   in the case of Bragg Communications Inc., the portion of the
             Account that is in excess of thirty percent of the aggregate of the Borrower's and Guarantor's Accounts (the "Excess"), but such Excess to be no more than ten percent (10%) during November, 2002, and no more than five percent (5%) during December, 2002, of the aggregate of the Borrower's and Guarantor's Accounts; and

4. Paragraph 3(a) of the Credit Agreement is amended by adding, at the end of the second sentence thereof, after the word "respectively", the phrase "provided that, in addition to the foregoing, the portion of the Revolving Loans that equals the portion of the Borrowing Base arising from paragraph
     (xvi) of the definition of Eligible Account shall bear additional interest at a rate of two percent (2.0%) per annum".

5. Effective September 29, 2002, section 10(o)(iv) of the Credit Agreement is deleted and replaced with the following:

     (iv) Debt Service Coverage. The Borrower shall maintain a ratio of (A) net income after taxes (excluding any after-tax gains or losses on the sale of assets and excluding other after-tax extraordinary gains or losses) plus non-cash income tax expense, plus depreciation and amortization and minus Capital Expenditures which have not been financed, to (B) the principal payments of long term debt (including capital leases and subordinated debt) paid or payable, of not less than (A) in its fiscal year ending December 31, 2002, 1.00 to 1.00 (except for the fiscal quarter ending September 30, 2002 when it shall be 0.95 to 1.00), and (B) thereafter, 1.25 to 1.00, measured at each Fiscal Quarter End, commencing on the date of this Agreement, on a fiscal year to date basis during the fiscal year ending December 31, 2002, and a consolidated rolling four quarter basis thereafter.

The Borrower agrees to pay a fee of Twenty Thousand Canadian Dollars (CAD$20,000) upon acceptance of this letter.

The amendments referenced herein constitute amendments of the specific subject matter, effective as at the date of this letter or as otherwise specified herein, only and, except as set forth above, shall in no way modify or alter the Credit Agreement or the "Other Agreements" (as referred to in the Credit Agreement), all of which remain in full force and effect, unamended.

Please execute and return the Acknowledgement and Agreement section below by November 25, 2002. Please fax an executed copy to (416) 367 7943 with an original by overnight courier.

Yours very truly,

Darcy Mack                                                Keith Hughes
Vice President                                            Senior Vice President


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ACKNOWLEDGEMENT AND AGREEMENT

The Amendments referenced in this Amendment #1 to Credit Agreement dated May 13, 2002, dated November 22, 2002 are acknowledged and agreed to as of the _____ day of _______________, 2002 by:


Cabletel Communications Corp.                   Stirling Connectors U.S.A., Inc.



Per: __________________________                 Per: ___________________________
Name:                                           Name:
Title:                                          Title: